Exhibit 10.2

CONFIDENTIAL TREATMENT REQUESTED

WITH RESPECT TO CERTAIN PORTIONS HEREOF

DENOTED WITH “***”

COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT (the “Agreement”) is dated as of January 20, 2005, by and between BioDelivery Sciences International, Inc., a Delaware corporation having a place of business at 4 Bruce Street, Newark NJ 07103 (the “Company”), and Sigma Tau Finanziaria S.p.A., with the registered office at Via Sudafrica 20 – 00144 – Rome - Italy (the “Investor”).

W I T N E S S E T H:

WHEREAS, the Company has developed and is developing through its research activity and owns and/or controls PATENTS and the KNOW-HOW (each as hereinafter respectively defined) relating to the encochleation of pharmaceuticals for delivery into human beings; and

WHEREAS, in connection with such activities, the Company desires to sell and issue to the Investor, and the Investor wishes to purchase from the Company, shares of the Company’s common stock, par value $.001 per share (the “Shares”) on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The following terms as used in this Agreement (or the Exhibits hereto) have the meanings set forth below:

1.1	“AFFILIATED COMPANIES” or “AFFILIATES” means: (i) any entity, more than fifty percent (50%) of the voting equity interests of which is owned and/or controlled directly or indirectly by the referenced party; (ii) any entity which directly or indirectly owns and/or controls more than fifty percent (50%) of the voting equity interests of the referenced party; (iii) any entity which is directly or indirectly under common control of the referenced party through common ownership or which is directly or indirectly under common control of the respective shareholders of the referenced party. For purposes of this Agreement, only Arius Pharmaceuticals, Inc., a Delaware corporation, shall be deemed to be an AFFILIATE or AFFILIATED COMPANY of the Company.

1.2	“COMPOUNDS” means the four chemical compounds listed on Exhibit B attached hereto, covered by certain patents and know-how owned or under the CONTROL of the Investor or its AFFILIATES. Other chemical compounds may be added from time to time by Investor or its AFFILIATES upon prior written communication to the Company.

1.3	“DEVELOPMENT PLAN” means the development plan that the Investor (or its Affiliates) and the Company shall in agree upon as soon as possible after signature hereof (the parties envisage within sixty (60) days from the date hereof), which plan shall set forth respective duties and responsibilities for, among other matters as may be agreed to, the encochleation of the COMPOUNDS and the development and registration of the PRODUCTS in the FIELD.

1.4	“IND” means an Investigational New Drug Application filed with the FDA or a corresponding application filed with an AGENCY with respect to development of the COMPOUNDS into a PRODUCT in the FIELD applicable in any country in the TERRITORY.

1.5	“KNOW-HOW” means all information and data, technical information, trade secrets, specifications, instructions, processes, formulae, expertise and information relating to the PATENTS in the FIELD which are: (i) developed and owned by or under the CONTROL of the Company or any AFFILIATE thereof as of the EFFECTIVE DATE or during the term of this Agreement and (ii) used or potentially useable by Investor’s AFFILIATES in connection with the development, registering, using, manufacturing and commercializing of the PRODUCTS in the FIELD.

1.6	“PATENTS” means: (i) all the patents and the patent applications relating to drug cochleate composition, cochleate delivery system (including but not limited to, the Company’s lipid-based cochleate delivery system) and cochleate formulations developed and owned by or under the control of the Company or any AFFILIATE thereof as of the date hereof, as specifically set forth and described on Exhibit A attached hereto (and/or related or similar patents and patent applications relating to such delivery systems generated by the Company during the term of this Agreement); (ii) all patents arising from said applications and all patents and/or patent applications based upon and/or claiming the priority date(s) of any of the foregoing; (iii) any additions, divisions, continuations, continuations-in-part, amendments, amalgamations and reissues of such applications or patents; (iv) any confirmation, importation or registration patents thereof or therefor; and (v) any extensions and renewals of all such patents and/or patent applications in whatever legal form and/or by whatever legal title they are granted, including but not limited to, Supplementary Protection Certificate(s) or equivalent

1.7	“FIELD” means solely the use in oncology, cardiovascular and immunology pharmaceuticals.

1.8	“PRODUCTS” means any product in finished pharmaceutical form for use and sale in the FIELD containing the COMPOUNDS formulated with and incorporating the PATENTS and KNOW-HOW.

It is understood that the definitions above shall have the same meaning regardless of whether a term is used in the singular or plural form.

ARTICLE II

PURCHASE AND SALE OF COMMON STOCK;

Section 2.1 Purchase and Sale of Common Stock. Upon the terms and conditions set forth in this Agreement, the Company shall issue and sell the Shares to the Investor, and the Investor shall purchase the Shares from Company. The parties agree that the proceeds from the sale of the Shares may be used by the Company in its sole discretion.

Section 2.2 Purchase Price; Number of Shares. The aggregate purchase price for all Shares purchase pursuant to this Agreement shall be as set forth on Exhibit C hereto (the “Aggregate Purchase Price”). The number of Shares purchased shall be equal to the applicable portion of the Aggregate Purchase Price set forth on Exhibit C hereto divided by the applicable Per Share Price. As used herein, the term “Per Share Price” shall mean a price per share equal to: (i) $4.25 for the initial $250,000 worth of Shares purchased as of the date hereof and (ii) for the remaining Shares to be purchased hereunder, the lesser of: (A) $4.25 and (B) the average of the closing trade price of the Shares as quoted on NASDAQ Small Cap Market for the ten (10) trading days through and including the applicable Closing Date (as defined below), it being understood and agreed that the Per Share Price for all Shares purchased under this clause (ii) shall have an absolute floor of $3.38, regardless of the then applicable closing trade price of the Shares as quoted on NASDAQ Small Cap Market.

Section 2.3 Closings.

(a) Each closing of the purchase and sale of the Shares contemplated hereby (each, a “Closing”) shall take place: (a) on the date hereof, with respect to the initial $250,000 of Shares purchased on the date hereof and (b) no later than the fourth (4th) Business Day following the occurrence of the applicable milestone events described on Exhibit C hereto (the dates referred to clauses (a) and (b) of this Section 2.3 being referred to herein each as a “Closing Date”). The Closing may be conducted in person (at such place as may be agreed to by the parties) or remotely by facsimile or other electronic means. As used herein, the term “Business Day” means the date on which banks are open for business in both New York City and Milan, Italy.

(b) At each Closing, Investor shall deliver to the Company the applicable portion of the Aggregate Purchase Price (as set forth on Exhibit C hereto) in consideration of the Shares purchased by Investor hereunder by wire transfer in immediately available U.S. dollars to an account designated in writing by the Company. Three days after each Closing (upon determination of the number of Shares), the Company shall deliver to Investor certificates, with the number of and denomination of such certificates as reasonably requested by Investor, representing the Shares purchased hereunder by Investor registered in the name of Investor or its nominee (provided such nominee shall make to the Company all of the representations set forth in Section 3.2 hereof). All such certificates shall contain appropriate legends for U.S. securities laws purposes.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to Investor as of the date hereof and as of the Closing Date:

(a) Organization and Qualification. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware.

(b) Authorization; Enforcement. (i) the Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue the Shares in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby, including the issuance of the Shares, have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its board of directors (the “Board”) or Company stockholders is required, and (iii) this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors’ rights and remedies or by other equitable principles of general application.

(c) Issuance of the Shares. The Shares are duly authorized and will, when issued, be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances, other than securities law restrictive legends until the Shares can be sold without being registered with the United States Securities and Exchange Commission.

(d) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) result in a violation of the Company’s organizational documents, or (ii) conflict with any material agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, or any order, judgment or decree of any court or governmental agency applicable to the Company. The Company is not required to obtain any consent or authorization of any U.S. governmental agency in order for it to perform its obligations under this Agreement.

Section 3.2 Representations and Warranties of the Investor. Investor hereby makes the following representations and warranties to the Company as of the date hereof and on and as of the Closing Date:

(a) Authorization; Enforcement. (i) Investor has the requisite power and authority to enter into and perform this Agreement and to purchase the Shares being sold hereunder, (ii) the execution and delivery of this Agreement by Investor and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action, and (iii) this Agreement constitutes a valid and binding obligation of Investor, enforceable against Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors’ rights and remedies or by other equitable principles of general application.

(b) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Investor of the transactions contemplated hereby and thereby do not and will not: (i) result in a violation of Investor’s organizational documents, or (ii) conflict with any material agreement, indenture or instrument to which Investor is a party, or (iii) result in a violation of any law, rule, regulation, or any order, judgment or decree of any court or governmental agency applicable to Investor. Investor is not required to obtain any consent or authorization of any governmental agency in order for it to perform its obligations under this Agreement.

(c) Investment Representations. Investor: (i) is an “accredited investor” as defined by U.S. federal securities laws, (ii) is purchasing the Shares for its own account and not with a view to distribution in violation of any applicable securities laws, (iii) has no present intention to sell the Shares and Investor has no present arrangement (whether or not legally binding) to sell the Shares to or through any person or entity, (iv) is not and has not relied on the Company for any legal, investment or tax considerations involved in the purchase, ownership and disposition of the Shares and (v) is willing and able to bear the economic risks of an investment in the Company for an indefinite period of time.

ARTICLE IV

RESALE RESTRICTIONS

Section 4.1 Resale Restrictions. Investor acknowledges and agrees that: (i) the Shares have not and will not been registered under the Securities Act of 1933, as amended, or under any applicable state securities or blue sky laws or the laws of any other jurisdiction, and (ii) the Shares cannot be resold unless they are so registered or unless an exemption from registration is available.

ARTICLE V

MISCELLANEOUS

Section 5.1 Consent to Jurisdiction.

(a) The Company and Investor: (i) hereby irrevocably submit to the exclusive jurisdiction of the United States District Court, the State courts and other courts of the United

States sitting in Newark, New Jersey for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waive, and agree not to assert in any such suit action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company and Investor consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

Section 5.2 Entire Agreement; Amendment. This Agreement, contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor Investor make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

Section 5.3 Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by overnight courier (prepaid) or if delivered by facsimile transmission, to the Company (Facsimile number: + (919) 653-5161, Attn: Dr. Mark Sirgo) or Investor (Facsimile number: + 39.06 54 220453, Attn: Mr. Antonio Nicolai) at their respective addresses set forth in the introductory paragraph hereof and/or the facsimile numbers set forth in this Section 5.3. Any party hereto may, by notice properly given, change its address for future notice hereunder. Notice shall be deemed to have been given: (a) upon personal delivery, if delivered by hand or by mail, postage prepaid, or (b) on the business day received if sent by facsimile transmission (if receipt is electronically confirmed) or by a prepaid overnight courier service.

Section 5.4 Indemnity. Each party shall indemnify each other party against any loss, cost or damages (including reasonable attorney’s fees but excluding consequential damages) incurred as a result of such parties’ breach of any representation, warranty, covenant or agreement in this Agreement.

Section 5.5 Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Section 5.7 Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The parties hereto may amend this Agreement without notice to or the consent of any third party. The Company and Investor may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party (which consent shall not be unreasonably withheld), except that the Company may assign this Agreement in connection with a merger, acquisition or the sale of all or substantially all of its assets provided that the Company is not released from any of its obligations hereunder, such assignee assumes all obligations of the Company hereunder, and appropriate adjustment of the provisions contained in this Agreement is made, in form and substance reasonably satisfactory to Investor, to place Investor in the same position as it would have been but for such assignment; and except further that upon 30 days prior written notice to the Company, the Investor may assign at any time this Agreement or any rights or obligations hereunder to any of Investor’s AFFILIATES without the prior written consent of the Company.

Section 5.8 Confidentiality.

(a) The Company and Investor agree to keep and have kept in strict confidence all Confidential Information (as defined below) received from the other party under the terms of this Agreement. The Company and Investor agree to use Confidential Information only for the purposes of this Agreement and pursuant to the rights granted to, respectively, the Company and Investor under this Agreement and in no way harmful to or competitive with the other party. In particular, the Company and Investor agree not to disclose such information and data to any third party other than: (i) their respective AFFILIATED COMPANIES; or (ii) their respective officers, directors, employees, AFFILIATES, agents and representatives, but solely to the extent necessary for furthering the purposes of this Agreement, provided that any such person or entity agrees in writing to maintain the confidentiality of the Confidential Information in a manner consistent with the confidentiality provisions of this Agreement. Investor acknowledges that, in addition to protecting the legitimate business purposes of the parties hereto, a purpose of the foregoing confidentiality provisions is so that the Company may maintain compliance with Regulation FD promulgated by the Securities and Exchange Commission.

(b) Notwithstanding the foregoing, each party may disclose Confidential Information: (i) to any governmental agency (including, without limitation, the U.S. Securities and Exchange Commission) to the extent that such disclosure: (A) is necessary for the purposes of this Agreement and/or (B) is legally required or (ii) pursuant to any subpoena or valid order of a court or any other governmental body. The receiving party may only make the foregoing permitted disclosures if it limits disclosure to that purpose, after giving the disclosing party prompt written notice of any instance of such a requirement in reasonable time for the disclosing party to take steps to object to or to limit such disclosure. In the event of disclosures required by law, the receiving party shall cooperate with the disclosing party as reasonably requested thereby.

(c) As used in this Agreement, the term “Confidential Information” means, with respect to either party, as the case may be, any oral or written knowledge, trade secrets, technical data, mechanical equipment, know-how or other information of any kind, including, but not limited to, that which relates to research, data, algorithms, formulae, chemical entities, compounds, reaction maps, mixtures, product plans, products, services, customers, organization, markets, software, developments, inventions, patents and other intellectual property, manufacturing processes, methods, designs, drawings, product or satisfaction surveys, questionnaires, marketing or finances and any written or oral plans, lists or other documentation of a party, regardless of how memorialized. Without limiting the generality of the foregoing, Confidential Information includes any reports or documents created by the receiving party that include, summarize or refer to the disclosing party’s Confidential Information disclosed hereunder.

(d) The term “Confidential Information” does not include information that: (i) is in the possession of the receiving party at the time of disclosure without violation of any duty to the disclosing party, as shown by the receiving party’s files and records immediately prior to the time of disclosure, (ii) prior or after the time of disclosure becomes part of the public knowledge or literature, not as a result of any inaction or action of the receiving party; or (iii) is approved by the disclosing party, in writing, for release.

Section 5.9 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 5.10 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New Jersey, U.S.A., without regard to such state’s principles of conflict of laws.

Section 5.11 Survival. The representations and warranties and the agreements and covenants of the Company and Investor contained herein shall survive the Closing.

Section 5.12 Execution. This Agreement may be executed in two or more counterparts, each of which may be delivered by facsimile transmission and all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

Section 5.13 Attorneys’ Fees. Investor shall be entitled to recover from the Company the reasonable attorney’s fees and expenses incurred by Investor in connection with enforcement by Investor of any obligation of the Company under this Agreement.

Section 5.14 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Common Stock Purchase Agreement to be duly executed as of the date first above written.

COMPANY:

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:	/s/ Francis E. O’Donnell, Jr.
Printed Name:	Francis E. O’Donnell, Jr.
Title:	Chairman and CEO

INVESTOR:

SIGMA TAU FINANZIARIA S.P.A.

By:	/s/ Antonio Nicolai
Printed Name:	Antonio Nicolai
Title: Managing Director

Exhibit A

PATENTS

Docket No./Title/Country	Appln No./ Patent No.
BSZ-005: Liposome Methods and Composition

US	4,663,161

BSZ-005DV: Reconstituting Viral Glycoproteins Into Large Phospholipid Vesicles

US	4,871,488

BSZ-006: Protein-or Peptide-Cochleate Vaccines and Methods of Immunizing Using the Same BSZ-006CP: Stabilizing And Delivery Means of Biological Molecules

US	5,643,574

Int’l (PC)	US94/10913

Canada	2,169,297

Australia	689505

Europe (incl.)	0 722 338

Great Britain	94930484.4

Sweden	0 722 338

Austria	0 722 338

Switzerland	E 20 3413

Ireland	0 722 338

Italy	0 722 338

France	0 722 338

Germany	0 722 338

US (CN)	08/629,923

US (CP)	5,840,707

Int’l (CP2PC)	US96/01704

Australia(CP2AU1)	49748/96

Australia(CP2AU2)	32599/00

Australia(CP2AU3)	2002300615

Canada(CP2CA)	2,212,238

Europe (CP2EP)	96906334.6

Japan (CP2JP)	8-525713

US (CP3)	5,994,318

Int’l (CP3PC)	US97/02632

Canada (CP3CA)	2,246,754

Docket No./Title/Country	Appln No./ Patent No.
BSZ-007: Protein-Lipid Vesicles and Autogenous Vaccine Comprising The Same

US	5,834,015

US (CP)	6,165,502

Int’l (PC)	US97/08422

Australia	722647

Canada	2,264,646

Europe	97940721.0

Japan	10-513692

BSZ-009: Nanocochleate Formulations, Process of Preparation and Method of Delivery of Pharmaceutical Agents

US	6,153,217

Int’l (PC)	US00/01684

Australia	3213/00

Canada	2,358,505

Europe	00 909 961.5

Japan	2000-594446

US (CP)	09/613,840

US (CPCN)	10/421,358

Int’l (CPPC)	US01/02299

Australia (CPAU)	31114/01

Canada (CPCA)	2,397,792

Europe (CPEP)	01 903 273.9

Japan (CPJP)	2001-552865

BSZ-010: Cochleates From Purified Soy Phosphatidylserine

US	10/105,314

US (CN)	10/304,567

Int’l (PC)	PCT/US03/09562

AU	2003224796

CA	2480265

EP	03 72 1486.3

JP	2003-579752

BSZ-014: Geodate Delivery Vehicles

US (PR)	60/422,989

US (PR)	60/440,284

US	10/701,364

Docket No./Title/Country	Appln No./ Patent No.
PCT	PCT/US03/35136

BSZ-016: Rigid Liposomal Compositions

US (PR)	60/531,546

US (PR)	60/565,120

PCT	not yet assigned

BSZ-017: Cochleate Preparations of Fragile Nutrients

US (PR)	60/440,120

US (PR)	60/465,754

US	10/759,381

PCT	PCT/US04/01236

BSZ-018: Antisense Cochleates

US (PR)	60/461,483

US (PR)	60/463,076

BSZ-020: Cochleates Including Aggregation Inhibitors

US (PR)	60/502,557

US(PR)	60/537,252

BSZ-023: Novel Encochleation Methods, Cochleates and Methods of Use

US (PR)	60/499,247

US(PR)	60/532,755

BSZ-038: Replacement Enzyme Cochleates

US (PR)	60/541,707

BSZ-039 Apoprotein Cochleate Compositions

US (PR)	60/540,269

BSZ-049 Cochleate Compositions Directed Against Expression of Proteins

US	10/822,235

PCT	PCT/US04/011020

BSZ-050 Novel Encochleation Methods, Cochleates and Methods of Use

US	10/822,230

PCT	PCT/US04/011026

Exhibit B

COMPOUNDS

**[CONFIDENTIAL TREATMENT REQUESTED FOR THIS EXHIBIT]**

B-1

Exhibit C

SHARE PURCHASE MILESTONES

As used in the Agreement, the term “Aggregate Purchase Price” means a total amount equal to US $1,750,000 (One Million Seven Hundred Fifty Thousand United States Dollars), to be paid to the Company upon the occurrence of the following milestones:

1.	US $250,000 simultaneously with the execution of this Agreement by the parties.

2.	US $250,000 (one time only) upon the first successful achievement of the proof of principle of any PRODUCT in an animal model in order to generate such PRODUCT in accordance with the DEVELOPMENT PLAN.

3.	US $250,000 (one time only) upon the successful completion of the first industrial scale-up process of any PRODUCT and accomplishment of the related manufacturing in accordance with the cGMPs and with the DEVELOPMENT PLAN.

4.	US $250,000 upon approval of the first IND for any PRODUCT (such product, the “FIRST PRODUCT”) to be used in a human study on such FIRST PRODUCT in accordance with the DEVELOPMENT PLAN.

5.	US $250,000 upon approval of the second IND for any PRODUCT (such product, the “SECOND PRODUCT”) to be used in a human study on such SECOND PRODUCT in accordance with the DEVELOPMENT PLAN.

6.	US $250,000 upon approval of the third IND for any PRODUCT (such product, the “THIRD PRODUCT”) to be used in a human study on such THIRD PRODUCT in accordance with the DEVELOPMENT PLAN.

7.	US $250,000 upon approval of the fourth IND for any PRODUCT (such product, the “FOURTH PRODUCT”) to be used in a human study on such FOURTH PRODUCT in accordance with the DEVELOPMENT PLAN.

C-1